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                           EXHIBIT 23b

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
of Poe & Brown, Inc.:

     As independent certified public accountants, we hereby consent to the incorporation of our report dated January 24, 1997, included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements (File No.'s. 33-1900, 33-76, 2-61019, 33-41204, 33-41825 and 333-
14925).



                                   ARTHUR ANDERSEN LLP
Orlando, Florida
March 21, 1997